Exhibit 10.69
OUR REF: MYH/SME CAT/RGN/YAN/070517
PRIVATE AND CONFIDENTIAL
21 May 2007
TRIO-TECH (M) SDN BHD
LOT 4, JALAN SS 8/3,
SUNGAI WAY FREE INDUSTRIAL ZONE,
43700 PETALING JAYA,
SELANGOR
Dear Sir/Madam
BANKING FACILITY
CUSTOMER NO : 372-064733
We advise having reviewed your banking facility of RM112,000.00 (Ringgit Malaysia One Hundred Twelve Thousand only) and are pleased to confirm renewal for a further period, subject to our customary overriding right of withdrawal and repayment on demand and also to review at any time, and in any event, by MAY 2008.
All other terms and conditions previously agreed upon as per our Letter of Offer dated 15 SEPTEMBER 2004 (Ref: PGH/CBC/LPK/WYM/lyy) and subsequent renewals/revisions and security documentation remain unchanged. It is also a term that the facility is subject to there being no breach of guidelines issued by Bank Negara Malaysia and/or policies of the Bank from time to time, and that the Bank reserves the right to recall the facility granted hereunder in the event any of the accountholder’s current accounts are unsatisfactorily conducted as to render any of its current accounts maintained with any banks liable to closure under regulatory requirements and/or the prevailing policies of any of the banks with which such accounts are maintained, notwithstanding that the accountholder’s current account(s) with the Bank whether held solely or jointly with others has/have been conducted satisfactorily. The Bank may rely on information furnished by the Credit Bureau established by Bank Negara Malaysia for information whether any of the customer’s current accounts have become liable to closure, and reliance by the Bank on such information shall not subject the Bank to any liability to us in the event of any inaccuracy of such information not known to the Bank.
Facility Management Fee
Renewal of banking facilities will be subject to a Facility Management Fee of RM400-00 which will be debited from your current account.
We set out the attached List of Securities held at this office for your account. In the event there is any error or omission, please inform us in writing for our receipt within 14 days of the notice, failing which it shall be deemed that the said list is correct.
Your continued utilisation of the facilities shall be deemed to be acceptance of the contents therein. We thank you for banking with us and look forward to being of continued service to you.
If you have any query, please contact our Goh Yew Peng at telephone no 04-6503256.
Yours faithfully

May Low
Assistant Manager SME Credit Approval

HSBC Bank Malaysia Berhad
(Company number 127776-V)
Head Office, 2, Leboh Ampang, 50100 Kuala Lumpur.
Tel: 03-2070 0744 Fax: 03-2070 1146
Web: www.hsbc.com.my